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                                                                    EXHIBIT 23.5

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                                  July 7, 1997

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VIA TELECOPIER -- 940-3908
CONFIRMATION VIA FIRST CLASS MAIL                       PAGES - 1
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TMP Worldwide Inc.
1633 Broadway
New York, New York 10019

                               Re: TMP Worldwide Inc.
                                   Registration Statement on Form S-1
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Dear Sirs:

    We consent to the reference to this firm under the captions "Business--Legal Proceedings" and "Experts" in the Prospectus contained in the above-referenced Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

                                          Very truly yours,

                                          DARBY & DARBY P.C.

                                          By /s/ ANDREW BAUM
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                                            Andrew Baum